Exhibit 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
Section 302 Certification
I, Strauss Zelnick, certify that:
1.            I have reviewed this Quarterly Report on Form 10‑Q/A of Take‑Two Interactive Software, Inc.; and
2.            Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
October 24, 2014	/s/ Strauss Zelnick
Strauss Zelnick Chairman and Chief Executive Officer